UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (“Connecticut Water”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and Connecticut Water.

The following communications were first sent to shareholders of Connecticut Water on October 15, 2018.

VOTE “FOR” TODAY Using your GREEN proxy card SUPPORT THE IDEAL COMBINATION OF CT WATER + SJW GROUP On November 16, 2018 a Special Meeting of Shareholders will be held to approve the Connecticut Water and SJW Group transaction, and we need your support. Instructions on how you can vote using the GREEN proxy are included in this mailing. Failure to vote will have the same effect as a vote “AGAINST” the transaction. For questions on how to vote your proxy or for additional information, please contact our proxy solicitors Morrow Sodali at (800) 662-5200 or CTWS@morrowsodali.com, or MacKenzie Partners at (800) 322-2885 or CTWS@mackenziepartners.com. Visit www.sjw-ctws.com for more information on the benefits of the combination. . VOTE “FOR” TODAY Using your GREEN proxy card SUPPORT THE IDEAL COMBINATION OF CT WATER + SJW GROUP On November 16, 2018 a Special Meeting of Shareholders will be held to approve the Connecticut Water and SJW Group transaction, and we need your support. Instructions on how you can vote using the GREEN proxy are included in this mailing. Failure to vote will have the same effect as a vote “AGAINST” the transaction. For questions on how to vote your proxy or for additional information, please contact our proxy solicitors Morrow Sodali at (800) 662-5200 or CTWS@morrowsodali.com, or MacKenzie Partners at (800) 322-2885 or CTWS@mackenziepartners.com. Visit www.sjw-ctws.com for more information on the benefits of the combination. Significant Value. Protect Your Water. Protect Jobs. Protect Your Community.

October 15, 2018 Dear Fellow Shareholder, On November 16, 2018, Connecticut Water will hold a Special Meeting of Shareholders to vote on the proposed acquisition of our company by SJW Group. Your vote is important, no matter how many or how few shares you own. Moreover, not voting is the same as voting against the SJW Group transaction, so please, go green and vote “FOR” the proposal to approve the SJW Group merger agreement and all related proposals on the enclosed GREEN proxy card today. THE SJW GROUP TRANSACTION DELIVERS COMPELLING VALUE TO CONNECTICUT WATER SHAREHOLDERS DELIVERS CERTAIN, SIGNIFICANT, PREMIUM VALUE The $70 per share cash consideration in our agreement ensures that Connecticut Water shareholders receive both certain and significant value. In fact, this price represents a 33% premium to Connecticut Water’s unaffected closing stock price1 and is immediately payable to Connecticut Water shareholders at the close of the transaction, which we are on track to complete in the first quarter of 2019. CT WATER + SJW GROUP AN IDEAL COMBINATION THAT DELIVERS SIGNIFICANT SHAREHOLDER VALUE GO GREEN AND VOTE “FOR” THE SJW GROUP TRANSACTION TODAY

EXCEEDS OUR ALL-TIME HIGH

Under the terms of our agreement with SJW Group, you will receive **$70 in cash for each share of Connecticut Water common stock you own**. Notably, prior to announcing the original agreement with SJW Group in March 2018, Connecticut Water's stock had never closed above $63.55 per share, which underscores the tremendous and immediate upside created by this transaction.

SJW Group Transaction Delivers Superior Value to CT Water Shareholders



$75
$70
$65
$60
$55
$50
$70.00
10% PREMIUM
TO CTWS UNAFFECTED ALL-TIME HIGH[2]
$63.55
33% PREMIUM
TO PRE-ANNOUNCEMENT OF ORIGINAL TRANSACTION WITH SJW GROUP[3]
$52.57
SJW Group Transaction
CTWS Price
Unaffected All-Time High[2]
CTWS Price
Pre-Announcement of Original Transaction with SJW Group Transaction[3]

REPRESENTS AMONG THE BEST M&A VALUATIONS IN OUR INDUSTRY

The Connecticut Water Service Board of Directors takes its responsibility to shareholders seriously, and we worked hard to ensure that our shareholders received full value for their shares. $70 per share represents a highly attractive **Price-to-Earnings (P/E) multiple of 30.1x Connecticut Water's earnings per share at the end of 2017. Comparable transactions have delivered 23.4x on average**. In other words, the value you are receiving through the SJW Group transaction is on par with or exceeds the top end of valuations for comparable transactions.

In conceding that it could not match the value delivered through the SJW Group agreement, even Eversource Energy, which submitted an unsolicited, inadequate, below-market $64 per share proposal to acquire Connecticut Water, acknowledged that Connecticut Water shareholders were receiving a "huge premium."[4]

SJW Group Transaction Would Represent the Highest Forward P/E Multiple for Public Utility Transactions Since 2016[5]



32.0x
28.0x
24.0x
20.0x
16.0x
30.1x
AVERAGE: 23.4X[6]
SJW Transaction
WGL / AltaGas
Avista / Hydro One
Vectren / CenterPoint
Empire District / Algonquin
ITC / Fortis
SCANA / Dominion

VOTE "FOR" THE SJW GROUP TRANSACTION TODAY

THE SJW GROUP TRANSACTION ALSO DELIVERS COMPELLING BENEFITS TO CONNECTICUT WATER'S STAKEHOLDERS

In addition to maximizing value for Connecticut Water's shareholders, the SJW Group transaction provides significant benefits for our employees, customers and communities. Following the close of the transaction, Connecticut Water will continue to be led locally with a New England region headquarters in Connecticut. The same trusted team of passionate, dedicated employees who support our company and operating utilities today will continue to support our company and operating utilities after the transaction closes.

We have proudly made numerous commitments to demonstrate how we will maintain our focus on superior customer service and environmental stewardship with qualified local water professionals continuing to provide safe, reliable water service. Among other things, we have committed to:

- ✓ No layoffs or job cuts as a result of the combination
- ✓ No changes in customer rates as a result of the combination
- ✓ Continued superior customer service with annual customer satisfaction surveys conducted by an independent consultant
- ✓ ~$200M annual capital investments across combined operations
- ✓ Community liaisons and outreach efforts in all service towns with at least annual face to face meetings with each town CEO
- ✓ Ongoing community investment, support and involvement
- ✓ Enhanced environmental stewardship and continued industry leadership on water conservation initiatives with an annual budget for customer oriented conservation programs
- ✓ Additional notification and prioritization for open space and conservation for certain company-owned lands
- ✓ No use of Connecticut sources or supplies for the out-of-state sister companies
- ✓ Continue responsible water resource management programs
- ✓ Funding for our H_2O customer assistance program at the same or higher levels than the past three years
- ✓ Corporate Responsibility Committee will continue to drive efforts to reduce environmental footprint and implement sustainable business practices with annual reporting to the Board of Directors
- ✓ Employees will remain active in state and environmental organizations and participate in activities of Water Planning Council, WUCCs and other workgroups or committees to further state water supply and resource policies and planning

YOUR VOTE IS IMPORTANT — GO GREEN AND VOTE "FOR" THE COMBINATION WITH SJW GROUP TODAY

By going green and voting "FOR" the SJW Group transaction on the GREEN proxy card, you are voting to receive significant, certain, premium value of $70 per share in cash. You are also voting "FOR" stakeholder benefits that we believe are fundamental to being a successful utility company.

We urge you to vote **TODAY "FOR"** the proposals related to the SJW Group transaction by phone, Internet or by returning the enclosed **GREEN** proxy card in the postage paid envelope provided.

On behalf of the Connecticut Water Service Board of Directors, thank you for your continued support of Connecticut Water.

Sincerely,

Carol P. Wallace
Chairman, Connecticut Water Service, Inc. Board of Directors

VOTE “FOR” THE SJW GROUP TRANSACTION TODAY Your Vote Is Important, No Matter How Many or How Few Shares You Own! If you have questions about how to vote your shares, please contact: Morrow Sodali: MacKenzie Partners: Toll-free: (800) 662-5200 Toll-free: (800) 322-2885 CTWS@morrowsodali.com CTWS@mackenziepartners.com PLEASE VISIT WWW.SJW-CTWS.COM FOR MORE INFORMATION. 1. As of March 14, 2018, the last trading day before the original SJW Group transaction was announced. 2. Connecticut Water’s all-time high unaffected closing stock price prior to March 15, 2018, the day the original SJW Group transaction was announced. 3. Connecticut Water’s unaffected closing stock price on March 14, 2018, the last trading day before the original SJW Group transaction was announced. 4. Testimony from John M. Moreira, Senior Vice President and Treasurer of Eversource Energy, on October 1, 2018 to the Connecticut Public Utilities Regulatory Authority. 5. Select electric, gas and water utility transactions announced since January 1, 2016. 6. Average forward P/E multiple for selected transactions, excluding the SJW Group transaction. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of Connecticut Water for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law. ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication relates to the proposed acquisition of Connecticut Water by SJW Group. In connection with the proposed transaction, on October 2, 2018, Connecticut Water filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and the other documents filed by Connecticut Water with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Connecticut Water will also be able to obtain transaction-related documents free of charge by directing a request to Connecticut Water’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985. PARTICIPANTS IN SOLICITATION SJW Group and its directors and executive officers, and Connecticut Water and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Connecticut Water’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.